UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 26, 2012

Maxwell Resources, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-173972	33-1219696
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)

848 N. Rainbow Blvd. #2741
Las Vegas, NV	89107
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (702) 706-5576

Mericol, Inc.
(Former name or former address, if changed since last report)

Copies to:
Marc J. Ross, Esq.
Marcelle S. Balcombe, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 3.02  Unregistered Sales of Equity Securities

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 26, 2012, Maxwell Resources, Inc. (the “Company”) filed a Certificate of Designation (the “Certificate of Designation”) of Series B Preferred Stock with the Secretary of State of Nevada. Pursuant to the Certificate of Designation:

•	2,400,000 shares of preferred stock were designated Series B Preferred Stock (the “Series D Preferred Stock”).

•	Upon the date 18 months after the date of issuance of a share of Series B Preferred Stock, the Company shall redeem such share of Series B Preferred Stock at a purchase price equal to $1.00.

•
The Series B Preferred Stock will vote as a single class with the common stock and the holders of the Series B Preferred Stock will have the number of votes equal to 15 times the number of shares of Series B Preferred Stock.

Also, on December 26, 2012, the Board of Directors of the Company approved the issuance of an aggregate of 2,400,000 shares of Series B Preferred Stock to Lisa Holyfield, its Director and Phillip Dias, its President and Chief Executive Officer.

The issuance of the Series B Preferred Stock was made without registration under the Securities Act of 1933, as amended (the “Act”), and the securities laws of certain states, in reliance on the exemptions provided by Section 4(2) of the Act and/or  Regulation D under the Act and in reliance on similar exemptions under applicable state laws.

Item 9.01 Financial Statements and Exhibits.

(d)            Exhibits.

Exhibit Number	Description
3.1	Certificate of Designation of Series B Preferred Stock

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 28, 2012

MAXWELL RESOURCES, INC.
/s/ Phillip W. Dias
By: Phillip W. Dias Title: CEO and President

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